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                                                                 EXHIBIT 10.6(b)

                        ASSIGNMENT OF RIGHTS AGREEMENT

  This Agreement (the "Agreement") is entered into effective as of October 27, 1999, by and between Atlantic Richfield Company, a Delaware corporation ("Assignor"), and Vastar Resources, Inc., a Delaware corporation ("Assignee"), each individually a "Party" and collectively the "Parties."

WITNESSETH:

WHEREAS, Assignor and Assignee have previously entered into technical services agreements (the "AEPT Technical Services Agreement" effective as of October 1, 1993, and the "AEPT/Vastar Miscellaneous Software Transfer Agreement" dated February 29, 1996, here collectively referred to as the "Technical Services Agreement") pertaining to the provision by Assignor of certain Services and IT Services to Assignee. All defined terms used herein shall have the meanings ascribed to them in the Technical Services Agreement unless otherwise stated in this Agreement; and

WHEREAS, since October 1, 1993, Assignor has performed various Services and IT Services for Assignee pursuant to said Technical Services Agreement, which performance of Services and IT Services culminated in business information and data important to Assignee, hereinafter termed "Results." The Results of said Services and IT Services only pertain to those projects specifically described in the attached Exhibit "A" and may include certain intellectual property here defined as covering confidential information, trade secrets, information, data and all copyright rights in such information or data (the "Intellectual Property in Results"); and

WHEREAS, on or before March 31, 2000, BP Amoco Corporation will likely acquire all of Assignor's outstanding shares; and

WHEREAS, in recognition of such anticipated stock sale or exchange, the Parties believe it is in their respective best interests to enter into an agreement which confirms Assignee's ownership of the Results and Intellectual Property in Results, including Assignee's right to possession and use of same.

NOW, THEREFORE, in consideration of the premises and mutual covenants of this Agreement, the Parties agree as follows:

1.   TRANSFER OF COPYRIGHT OWNERSHIP

Assignor hereby assigns to Assignee all rights, title and interest of every kind and character in perpetuity throughout the world in and to the Results and Intellectual Property in Results arising from Assignor's Services and IT Services under the Technical Services Agreement. Said Results and Intellectual Property in Results shall be deemed to be works made for hire specially commissioned by Assignee, but this assignment is effective whether or not such Results and Intellectual Property in Results are considered works made for hire. Said Results do not include any software licensed by Assignor to Assignee under that certain Software License Agreement entered into between the Parties effective as of October 27, 1999, or any other license agreement between the Parties predating this Agreement. Assignee shall have the right to adapt, change, revise, delete

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from, add to or rearrange the Results and Intellectual Property in Results, including the right to assign to any assignee the right to utilize all or any part of the Results and Intellectual Property in Results. Assignee shall have and own all right to use and further develop the Results and Intellectual Property in Results, including the right to develop derivative works from the Results and Intellectual Property in Results. Without limiting the generality of the foregoing, Assignee shall have the right to exhibit, distribute, reproduce, broadcast and otherwise exploit the Results and Intellectual Property in Results in any and all manners now known or hereafter devised, in perpetuity throughout the world, and Assignor hereby waives all moral rights of authors or similar rights under any law or jurisdiction. Assignor acknowledges that it has no separation of rights with respect to the Results and Intellectual Property in Results. Assignor agrees to execute and deliver to Assignee or its designee such additional documents as Assignee or its designee may request or require to effectuate or evidence the purpose of this Agreement.

2.  POSSESSION

Assignor hereby grants to Assignee the right to possess the Results and Intellectual Property in Results which are the subject of this Agreement as specified in Exhibit "A" hereto. Where Assignee is not already in possession of the Results and Intellectual Property in Results, Assignor shall, within thirty
(30) days of the execution of this Agreement, provide such possession of the Results and Intellectual Property in Results to Assignee in such form as Assignee shall reasonably request.

3.  WARRANTIES

The Results are furnished to Assignee on an "as is" basis. Assignor makes no other express warranties and disclaims all implied warranties as to any matter whatsoever, including, without limitation, the condition of the Results, their merchantability, or their fitness for any particular purpose, or the correctness of the Results.

4.  NOTICES

Any notice required to be given pursuant to this Agreement shall be in writing and mailed by certified or registered mail, return receipt requested, or delivered by a national overnight express service. Assignor's and Assignee's addresses for notice purposes will be as follows:

To Assignor: Atlantic Richfield Company
    2300 West Plano Parkway
    Plano, Texas 75075
    Attention: ________________

To Assignee: Vastar Resources, Inc.
    15375 Memorial Drive
    Houston, Texas 77079
    Attention: Gary Charlson

Either Party may change the address to which notice is to be sent by written notice to the other Party

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pursuant to the provisions of this paragraph.

5.  JURISDICTION AND DISPUTES

This Agreement shall be governed by the laws of the state of Texas and applicable Federal copyright law. All disputes hereunder shall be resolved in the applicable state or federal court of Texas. The Parties consent to the exclusive jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.

6.  AGREEMENT BINDING ON SUCCESSORS AND ASSIGNS

This Agreement shall be binding on and shall inure to the benefit of the Parties hereto, and their successors and assigns.

7.  SEVERABILITY

If any provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision and such invalid provision shall be deemed to be severed from the Agreement.

8.   INTEGRATION

As to the ownership and use of the Results and Intellectual Property in Results, this Agreement constitutes the entire understanding of the Parties and is intended as a final expression of their agreement. It shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Agreement. As to the ownership and use of the Results and Intellectual Property in Results, this Agreement shall control over any other precedent document that may be in conflict with the provisions contained herein.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each executed this Agreement effective as of the date first above written.


ATLANTIC RICHFIELD COMPANY            VASTAR RESOURCES, INC.


By: /s/ Stephen G. Suellentrop        By: /s/ Phillip A. Gobe
    -------------------------             -------------------------------------

Title: Vice President                 Title:  Senior Vice President, Production
       ----------------------                 ---------------------------------

Date: 11/18/99                        Date: 11/1/99
      -----------------------               -----------------------------------

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                                   Exhibit A


1. The work (lab, reports, notes, any interpretations, etc.) of Andy Spence on Fruitland core floods with peroxide and bleach, including cat scans, etc. done on Coal Bed Methane cores.

2. Interpretations for Coal Bed Methane by the Plano Petrophysical Group for the Fruitland Coal Field in Colorado and Northern New Mexico.

3. Analyses and interpretations done for Vastar's deepwater prospects in Mirage and Horn Mountain.

4. Interpretations and analyses, as well as derived reservoir characterizations done for Vastar in the Deepwater (King, Mirage, Horn Mountain).

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